UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2017

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 13, 2017, the Board of Directors of Cyanotech Corporation, a Nevada corporation (the “Company”), approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into an indemnification agreement in substantially the form of the Indemnification Agreement with each of its directors and executive officers (each, an “Indemnitee”).

The Indemnification Agreement clarifies and supplements the indemnification rights of the Indemnitees that are currently provided by Nevada corporate law, the Company’s Restated Articles of Incorporation and the Company’s Amended and Restated Bylaws. The Indemnification Agreement also provides procedures that will apply in the event that an Indemnitee makes a request for indemnification. Under the terms of the Indemnification Agreement, subject to certain exceptions specified in the Indemnification Agreement, the Company will indemnify the Indemnitee to the fullest extent permitted by Nevada law in the event the Indemnitee becomes subject to or a participant in certain claims or proceedings as a result of the Indemnitee’s service to the Company as a director or officer. The Company will also, subject to certain exceptions and repayment conditions, advance to the Indemnitee specified indemnifiable expenses incurred in connection with such claims or proceedings.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 1.01, including Exhibit 10.1 referenced therein, of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

Item 9.01.      Financial Statements and Exhibits.

(d)          Exhibits

Exhibit
No.                          Description

10.1                        Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2017

CYANOTECH CORPORATION

By:	/s/ Jolé Deal Name: Jolé Deal Title: Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	Form of Indemnification Agreement